Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-180470 on Form S-8 of our report dated June 10, 2019, appearing in this annual report on Form 11-K of the Cal-Maine Foods, Inc. KSOP for the year ended December 31, 2018.

/s/ Frost, PLLC

Little Rock, Arkansas
June 10, 2019